UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2024

LAFAYETTE SQUARE USA, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01427	87-2807075

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 SW 7th St, Unit 1911, Miami, Florida	33130-2992
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 753-7096

________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01.	Regulation FD Disclosure.
On July 2, 2024, Lafayette Square USA, Inc. (the "Company") disclosed the below information.

Dividends

On June 28, 2024, the board of directors of the Company declared a regular distribution to stockholders in the amount of $0.25 per share and a supplemental dividend in the amount of $0.05 per share. In the aggregate, the regular distribution and supplemental dividend represents an annualized distribution yield of approximately 8.1%.

Annualized distribution yield is calculated by dividing the declared distribution by the prior quarter end's net asset value and annualizing over four quarterly periods.

The dividend will be payable on or around August 6, 2024 to stockholders of record as of June 25, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lafayette Square USA, Inc.

Date: July 2, 2024	By:	/s/ Seren Tahiroglu
	Name:	Seren Tahiroglu
	Title:	Chief Financial Officer